Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Quidel Corporation
Randy Steward	Ruben Argueta
Chief Financial Officer	858.646.8023
858.552.7931	rargueta@quidel.com

QUIDEL ANNOUNCES PRELIMINARY REVENUE FOR FOURTH QUARTER 2020;
WILL PRESENT VIRTUALLY AT 39th ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

SAN DIEGO--(BUSINESS WIRE)—Jan 7, 2021-- Quidel Corporation (NASDAQ: QDEL) (“Quidel”), a provider of rapid diagnostic testing solutions, cellular-based virology assays and molecular diagnostic systems, announced today that it expects revenues in the fourth fiscal quarter of 2020 to be in the range of $808 million to $810 million, up from $476 million in the prior quarter.

“The COVID-19 pandemic has presented challenges to all companies. At Quidel, our people have responded at every level and function -- from R&D and regulatory to supply chain and manufacturing. Due to the hard work and dedication of our people, we had another record quarter, and our best year yet,” said Douglas Bryant, president and chief executive officer of Quidel Corporation. “We continue to see strong demand for our COVID-19 diagnostic products; in fact, open orders at the end of 2020 were approximately 25% of what we shipped the entire year. We’ve increased the scale meaningfully of our QuickVue and Sofia tests, and expect to scale further from a current combined 13 million tests per month, to over 70 million tests per month by the end of 2021. In 2020, we shipped over 23,000 Sofia analyzers to new and existing customers, over 14,000 of which shipped in Q4 alone. Further, we expect another 20,000 Sofia analyzers will be shipped to new customers in the first quarter alone,” added Mr. Bryant.

These preliminary results are based on management’s initial analysis of operations for the quarter ended December 31, 2020. The company expects to issue full financial results for the fourth quarter and fiscal year 2020 in February.

Quidel to Present at 39th Annual J.P. Morgan Healthcare Conference
Quidel will present at the 39th Annual J.P. Morgan Healthcare Conference to be held virtually on Wednesday, January 13, 2021.

Douglas Bryant will present that day at 2:00 p.m. Eastern time (11:00 a.m. Pacific time) with a question and answer session scheduled immediately following the presentation. During the presentation, the company will discuss business and financial developments and trends. The company's statements may contain or constitute material information that has not been previously disclosed.

A live webcast and audio archive of the presentation will be available via the Investor Relations section of the company’s Web site at http://ir.quidel.com, or by clicking the link below:

https://jpmorgan.metameetings.net/events/healthcare21/sessions/35234-quidel-corporation/webcast?gpu_only=true&kiosk=true

Participants should allow approximately five to ten minutes prior to the presentation's start time to visit the site and download any streaming media software needed to listen to the Internet webcast. A replay of the webcast will also be available on the company’s Web site for 14 days.

About Quidel Corporation
Quidel Corporation serves to enhance the health and well-being of people around the globe through the development of diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the Sofia®, QuickVue®, D3® Direct Detection, Thyretain®, Triage® and InflammaDry® leading brand names, as well as under the new Solana®, AmpliVue® and Lyra® molecular diagnostic brands, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including, among others, COVID-19, influenza, respiratory syncytial virus, Strep A, lyme, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel's Triage® system of tests comprises a comprehensive test menu that provides rapid, cost-effective treatment decisions at the point-of-care (POC), offering a diverse immunoassay menu in a variety of tests to provide diagnostic answers for quantitative BNP, CK-MB, d-dimer, myoglobin, troponin I and qualitative TOX Drug Screen. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced immunoassay to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio and to explore exciting employment opportunities, visit quidel.com.

View our story told by our people at www.quidel.com/ourstory

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation: the impact and duration of the novel virus (COVID-19) global pandemic; funding and compliance risks relating to government contracts, including our ability to meet key deliverables and milestones under our NIH RADx-ATP contract; our ability to accurately forecast demand for our products and products in development, including in new market segments; adverse changes in competitive conditions; the reimbursement system currently in place and future changes to that system; changes in economic conditions in our domestic and international markets; lower than anticipated market penetration of our products; our reliance on sales of our influenza and COVID-19 diagnostic tests; fluctuations in our operating results resulting from the timing of the onset, length and severity of cold and flu seasons, seasonality, government and media attention focused on influenza and other respiratory or novel viruses and the related potential impact on humans from such viruses; our ability to meet demand for our products; interruptions, delays or shortages in the supply of raw materials, equipment and other components; the quantity of our product in our distributors’ inventory or distribution channels; changes in the buying patterns of our distributors; changes in the healthcare market and consolidation of our customer base; our development, acquisition and protection of proprietary technology rights; our ability to develop new technologies, products and markets and to commercialize new products; our reliance on a limited number of key distributors; our exposure to claims and litigation that could result in significant expenses and could ultimately result in an unfavorable outcome for us, including the ongoing litigation between us and Beckman Coulter, Inc.; intellectual property risks, including but not limited to, infringement litigation; our ability to finance our capital or operating needs; the financial soundness of our customers and suppliers; acceptance of our products among physicians and other healthcare providers; competition from other providers of diagnostic products; failures or delays in receipt of new product reviews or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”) or other regulatory authorities or loss of any previously received regulatory approvals, authorizations or clearances or other adverse actions by regulatory authorities; changes in government policies; costs of and adverse operational impact from failure to comply with government regulations in addition to FDA regulations; compliance with government regulations relating to the handling, storage and disposal of hazardous substances; third-party reimbursement policies and potential cost constraints; our failure to comply with laws and regulations relating to billing and payment for healthcare services; product defects; business risks not covered by insurance; costs and disruptions from failures in our information technology and storage systems; our exposure to data corruption, cyber-based attacks, security breaches and privacy violations; competition for and loss of management and key personnel; international risks, including but not limited to, compliance with product registration requirements, compliance with legal requirements, tariffs, exposure to currency exchange fluctuations and foreign currency exchange risk, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, social, political and economic instability, increased financial accounting and reporting burdens and complexities, taxes, and diversion of lower priced international products into U.S. markets; changes in tax rates and exposure to additional tax liabilities or assessments; our ability to manage our growth strategy and successfully identify, acquire and integrate potential acquisition targets or technologies and our ability to obtain financing; the level of our deferred payment obligations; that our Revolving Credit Facility is secured by substantially all of our assets; operating and financial restrictions on us under the agreements for our indebtedness and their effect on our ability to operate our business; that an event of default could trigger acceleration of outstanding indebtedness; that we may incur additional indebtedness; dilution resulting from future sales of our equity; volatility in our stock price; provisions in our charter documents and Delaware law that might delay or impede stockholder actions with respect to business combinations or similar transactions; and our intention of not paying dividends. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the Securities and Exchange Commission from time to time, should be carefully considered, including those discussed in Item 1A, "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. Except as required by law, we undertake no obligation to publicly release any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.